Exhibit 99.1

Safety Shot is the Official Title Sponsor of Save our Musicians Foundation Special Night with Luke Bryan

●	Safety Shot drink samples to be given to concert-goers
●	Safety Shot brand featured on ticketing page, booths and banners at the concert, plus live stage mentions during the event
●	A Save Our Musicians Foundation charity event to support independent musicians at every stage of their careers

JUPITER, FL – November 8, 2023 – Safety Shot Inc. (Nasdaq: SHOT) today announced it is the official title sponsor of Save our Musicians event, “A Special Private Evening with Luke Bryan”, a charity concert event on November 18, 2023 in Jupiter, Florida. Country superstar and American Idol judge Luke Bryan will be performing to raise money for the arts in public schools. This concert follows a similar successful Save our Musicians fundraiser featuring Gwen Stefani which also raised funds for arts education and garnered over 3 million views on social media .

Concert goers will be treated to free samples of Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. The Safety Shot brand and logo will be prominent on the concert’s ticking page. At the event, Safety Shot will be featured at dedicated booths, on banners, and will receive stage mentions during the performance.

A country music superstar and American Idol judge, Bryan has won over 50 major music awards including five wins as Entertainer of the Year. His third and most recent Entertainer win was awarded by the Academy of Country Music in 2021. Since his debut, Bryan has garnered 29 No. 1 hits and has more Recording Industry Association of America (RIAA) certified digital singles than any other Country artist with 68.5 million. His worldwide global streams are 17.2 billion and he has sold nearly 13 million albums. His headline concert tours have played sold-out shows for 12 million fans inclusive of 36 stadium concerts .

“We are so proud to sponsor this charity event, right in Safety Shot’s home town in Jupiter, Florida. Luke Bryan, a country music icon, represents the best of America. We look forward to introducing Safety Shot to concert-goers at the upcoming event and believe Safety Shot will appeal to Luke’s fans across the U.S. who may view the concert across digital platforms,” stated Safety Shot’s CEO Brian John.

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About Safety Shot

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. Safety Shot will be available for retail purchase in the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024. Safety Shot plans to spin off legacy assets from its Jupiter Wellness business to unlock value for shareholders.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Safety Shot Media Contact:

Phone: 904-477-2306
Email: Emily@PanatelidesPR.com

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